Exhibit 99.1

www.nortel.com

FOR IMMEDIATE RELEASE	January 27, 2005

For more information:

Media	Investors
Tina Warren	(888) 901-7286
(905) 863-4702	(905) 863-6049
tinawarr@nortelnetworks.com	investor@nortelnetworks.com

Nortel Appoints Peter Currie as Chief Financial Officer
Company Appoints Interim Controller

TORONTO — Nortel Networks Corporation [NYSE/TSX: NT] announced today the appointment of Peter Currie as chief financial officer effective February 14, 2005. Currie is a senior executive with more than 30 years of financial experience who was most recently vice chairman and chief financial officer of RBC Financial Group, one of North America’s leading financial services organizations.

“Nortel has recently achieved a very significant financial reporting milestone and is committed to the ongoing transformation of its Finance organization and financial systems in a manner which will meet the highest professional standards and support shareholder value creation,” Currie said. “I am very pleased to join this leadership team in working aggressively to grow the Company’s business and position Nortel well for the future.”

This appointment was made following the decision by William Kerr, the current chief financial officer, to step down from this position which he had assumed last year to lead the completion of the restatement. At the request of president and chief executive officer Bill Owens, Kerr has agreed to serve as senior advisor to the ceo. In addition to assisting Currie in the transition to his role and the ongoing transformation of the Company’s finance organization, Kerr will also make a strategic contribution to the Company’s plans for market expansion and growth.

Separately, Nortel also announced that its controller, MaryAnne Pahapill, has accepted a financial position outside the company. Karen Sledge will assume the role of controller on an interim basis, effective February 7, 2005 and the Company has initiated a search process to fill the position permanently.

“As we look towards the future with a focus to growing our business and extending our industry leadership globally, I am delighted to have Peter in such a key role,” Owens said. “He is an extremely experienced and highly regarded addition to our senior management team bringing significant depth in both statutory and management reporting in Canada and the United States. I also want to personally thank Bill and MaryAnne for their extraordinary commitment and dedication in completing the Company’s restatement. It was a mammoth task and both of these leaders came into their respective roles with a specific focus on the completion of the restatement. The Board of Directors and management owe them a huge debt of gratitude.”

Currie is rejoining Nortel as he had previously served as senior vice president and chief financial officer from 1994 until early 1997. From 1979 to 1992, Currie held a variety of management positions with the Nortel Finance organization including General Auditor, Controller and Vice President, Finance for different business segments. During his career he has also held the role of Executive Vice President and Chief Financial Officer at North American Life Assurance Company. He serves on the boards of directors of York University, from which he graduated with an MBA, Toronto East General Hospital and The C.D. Howe Research Institute. In 2003 he was honoured as Canada’s “CFO of the Year” by Financial Executives International (Canada).

Since joining Nortel in 1985, Karen Sledge has held a number of positions in the Company’s Finance organization including most recently as assistant controller since 2003.

Currie has also been appointed chief financial officer and Sledge, interim controller, of Nortel Networks Limited, the Company’s principal operating subsidiary.

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About Nortel

Nortel is a recognized leader in delivering communications capabilities that enhance the human experience, ignite and power global commerce, and secure and protect the world’s most critical information. Serving both service provider and enterprise customers, Nortel delivers innovative technology solutions encompassing end-to-end broadband, Voice over IP, multimedia services and applications, and wireless broadband designed to help people solve the world’s greatest challenges. Nortel does business in more than 150 countries. For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.

Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the outcome of regulatory and criminal investigations and civil litigation actions related to Nortel’s restatements and the impact any resulting legal judgments, settlements, penalties and expenses could have on Nortel’s results of operations, financial condition and liquidity; the findings of Nortel’s independent review and implementation of recommended remedial measures; the outcome of the independent review with respect to revenues for specific identified transactions, which review will have a particular emphasis on the underlying conduct that led to the initial recognition of these revenues; the restatement or revisions of Nortel’s previously announced or filed financial results and resulting negative publicity; the existence of material weaknesses in Nortel’s internal controls over financial reporting; the impact of Nortel’s and NNL’s failure to timely file their financial statements and related periodic reports, including breach of its support facility and public debt obligations and Nortel’s inability to access its shelf registration statement filed with the United States Securities and Exchange Commission (“SEC”); ongoing SEC reviews, which may result in changes to our public filings; the potential delisting or suspension of Nortel’s and NNL’s publicly traded securities; the impact of management changes, including the termination for cause of Nortel’s former CEO, CFO and Controller in August 2004; the sufficiency of Nortel’s restructuring activities, including the work plan announced on August 19, 2004 as updated on September 30, 2004, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; cautious or reduced spending by Nortel’s customers; fluctuations in Nortel’s operating results and general industry, economic and market conditions and growth rates; fluctuations in Nortel’s cash flow, level of outstanding debt and current debt ratings; Nortel’s ability to recruit and retain qualified employees; the use of cash collateral to support Nortel’s normal course business activities; the dependence on Nortel’s subsidiaries for funding; the impact of Nortel’s defined benefit plans and deferred tax assets on results of operations and Nortel’s cash flow; the adverse resolution of class actions, litigation in the ordinary course of business, intellectual property disputes and similar matters; Nortel’s dependence on new product development and its ability to predict market demand for particular products; Nortel’s ability to integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; barriers to international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; changes in regulation of the Internet; the impact of the credit risks of Nortel’s customers and the impact of customer financing and commitments; stock market volatility generally and as a result of acceleration of the settlement date or early settlement, which is currently not available, of Nortel’s forward purchase contracts; the impact of Nortel’s supply and outsourcing contracts that contain delivery and installation provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; and the future success of Nortel’s strategic alliances. For additional information with respect to certain of these and other factors, see the most recent Annual Report on Form 10-K filed by Nortel with the SEC. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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